Exhibit 10
AMENDMENT NO. 1 TO THE
HIGHWOODS PROPERTIES, INC.
2020 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (this “Amendment”), dated as of November 30, 2022, is hereby made to the 2020 Employee Stock Purchase Plan (the “Plan”) of Highwoods Properties, Inc. (the “Company”).

WHEREAS, the Board has delegated to the Committee its powers with respect to administration of the Plan as permitted by Section 6 hereof; and

WHEREAS, the Committee has the power to amend the Plan without the consent of any other person so long as such amendment (1) does not materially and adversely affect any outstanding Option and (2) is not a “material revision” to the Plan as such term is defined by Section 303A.08 of the New York Stock Exchange Listed Company Manual (or any successor rule); and

WHEREAS, after having made a reasonable determination that the Amendment meets the criteria for adoption and approval without the consent of any other person, the Committee has approved and adopted this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

SECTION 1
DEFINED TERMS

The capitalized terms used herein shall have the meanings ascribed thereto in the Plan, except as otherwise defined or limited herein.

SECTION 2
EFFECTIVE TIME OF THE AMENDMENT

The Amendment shall become effective as of November 30, 2022.

SECTION 3
AMENDMENT OF SECTION 4

Section 4 of the Plan is hereby amended and restated in its entirety as follows:

During the period beginning on the first business day of the month prior to each Offering Date and ending 10 business days later, each Eligible Employee shall notify the Company, on such forms or other medium as shall be prescribed by the Company or Administrator, of the percentage (in whole numbers) of Compensation, if any, which the Eligible Employee wishes to have withheld ratably from the Eligible Employee's Compensation during the Offering Period, which percentage may not be less than 1%, or more than 25%. Such notification shall remain in effect for succeeding Offering Periods unless otherwise modified or terminated by such Eligible Employee.

Each Eligible Employee shall authorize the Company and its Subsidiaries to withhold from the Eligible Employee's after-tax compensation, beginning on the next Offering Date following the making of the election described in this Section 4 and continuing throughout the duration of the

Offering Period unless terminated sooner under Section 7. All withheld amounts may be used by the Company for general corporate purposes. The Company or Administrator shall maintain a record of each Eligible Employee's funds in the Eligible Employee's Purchase Account. Such funds so accumulated within said Purchase Account may be returned to an Eligible Employee or beneficiary without interest or applied toward the purchase of Common Stock only pursuant to the provisions contained in this Plan.

Except as amended by this Amendment, the Plan is hereby ratified and confirmed in all other respects and shall otherwise remain unmodified and in full force and effect.

2